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                                                                  Exhibit 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-05199 of Southwestern Public Service Company on Form S-3, Registration Statements No. 33-27452 and 33-57869 of Southwestern Public Service Company on Form S-8, Registration Statement No. 333-28637 of New Century Energies, Inc. on Form S-3, and Registration Statement No. 333-28639 of New Century Energies, Inc. on Form S-8 of our report dated February 28, 1997 (June 19, 1997, as to the Carolina Energy Limited Partnership (Note 2 herein)) (related to the financial statements of Southwestern Public Service Company for the year ended December 31, 1996, not presented separately herein), and we consent to the incorporation by reference in this Form 8-K of our report dated October 10, 1996, appearing in the Annual Report on Form 10-K of Southwestern Public Service Company for the year ended August 31, 1996.




Dallas, Texas                               DELOITTE & TOUCHE  LLP
August 1, 1997



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